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                                                                   Exhibit 99.1

                   Lehman Brothers Provides Equity Financing

                   NEW YORK, June 14 /PRNewswire/ -- Chromatics Color Sciences International, Inc. (Nasdaq: CCSI) has begun mass manufacturing of the Colormate(Registered) TLc-BiliTest(Trademark) System for the initial delivery of products required under the Company's recently-announced Licensing and Distribution Agreement with Datex-Ohmeda, Inc. and its Ohmeda Medical division.

                   Under the terms of the Agreement, in addition to 75 units already placed in hospitals under evaluation, the Company will deliver 330 TLc-BiliTest System units to its new distributor within the next 60 days. An additional 500 units will be delivered commencing in four months under a firm purchase order submitted to the Company last week. The Company also has ordered parts for required production of an additional 200 units available for delivery to the distributor within the next six months. The Company's initial manufacturing requirement of TLc-Lensette(Trademark) calibration standards, which are being ordered periodically by the distributor, is for 1 million Lensettes to provide quantities sufficient to begin supply for each unit placed and for the distributor to meet its annual minimum performance requirements within each licensed market.

                   Under terms of the five-year initial term of the Licensing and Distribution Agreement, the Company is paid a Minimum or Initial Purchase Price for units and Lensettes upon delivery to the distributor and shares in additional revenues from the products sold under terms in the Agreement as set forth in the Company's Form 8-K to be filed this week. In addition to revenues being received from the units currently placed in hospitals under evaluation, the Company will begin receiving revenue from shipments under its Licensing and Distribution Agreement net 30 days, upon the shipment of products to the distributor commencing in approximately 30 days.

                   The up-front capital required for these initial manufacturing requirements as well as ongoing up-front costs of manufacturing and contractual delivery requirements, including production of the mass manufacturing prototype of the LED device now under development, is being provided from the proceeds of an equity investment in CCSI by Lehman Brothers of up to $8 million, involving the private placement of convertible preferred stock and warrants, with Lehman Brothers Group Inc. as the Holder. The transaction provides for the issuance by the Company of up to 80,000 shares of a



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                   newly-authorized series of preferred stock, designated as
                   Class B Series 2, at a purchase price of $100 per share in two closings.

                   40,000 shares are being placed at the initial closing, and the second closing of an additional 40,000 shares will occur following an effective registration statement for resale of the shares of common stock issuable upon conversion of the Class B Series 2 preferred stock and the warrants, except under certain terms and conditions such closing will be at the option of the Company. The Class B Series 2 preferred stock is convertible at the option of the Holder into shares of common stock at a conversion price per share which was negotiated to be at a 10 percent discount to the closing price of the Company's common stock at the initial issue date following the recent announcement of the Licensing and Distribution Agreement. Following the recent unexpected decline in the stock price after the announcement, the conversion price was set to be at $7.25 per share, subject to adjustment based on the closing price of the stock on the date of the initial issue (the "Conversion Price") and to antidilution provisions.

                   The Class B Series 2 preferred stock is redeemable, if not sooner converted after registration to occur within 120 days, at $115 per share on the third anniversary of the initial issue date, which redemption date may be extended until the fifth anniversary of the initial issue date, if the Company elects to extend the redemption period at its option. The preferred stock is also convertible, under conversion elected by the Company, after the sixth-month anniversary of the initial issue date in the event that the market price of the Company's common stock is equal to or greater than 150% of the Conversion Price per share for 10 consecutive trading days and the underlying common shares issuable upon conversion have been registered for resale. The Holder of the Class B Series 2 preferred stock also will receive five-year options to purchase four shares of the Company's common stock for each share of preferred stock purchased at an exercise price of $8.25 per share, subject to adjustment based on the closing price of the Company's common stock on the date of the initial issue (the "Warrant Price") and to antidilution provisions. The Company may compel involuntary exercise of the options after the sixth-month anniversary of the initial issue date in the event that the market price of the Company's common stock is equal to or greater than 200% of the Warrant Price per share for 20 consecutive trading days and the underlying common shares issuable upon exercise of the options have been registered for resale.

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                   After having received transfer of the initial $4 million
                   proceeds of this financing, the Company plans to apply for listing its securities on the Nasdaq National Market System.

                   The Company's new distributor is launching the Colormate TLc-BiliTest products to the medical community at the Association of Women's Health, Obstetric and Neonatal Nurses (AWHONN) annual convention at the Hyatt Regency Convention Center in Chicago, June 12-15. Following this important event, the Company will be hosting a conference call for the investment community by invitation. This conference call, the date and time to be announced later this week, will address the marketing and distribution plans for the Colormate TLc-Bilitest noninvasive monitoring system for newborn bilirubinemia in the United States and internationally, as well as the Company's business plans for other applications of its technology.

                   The Company's CEO, Darby Macfarlane, stated, "It has been a round-the-clock effort to put these important fundamentals in place for our Company. In the past year we have contracted an excellent third-party manufacturer, received ISO9000 certification, established a highly-professional Sales and Marketing Division, launched the pain-free Colormate TLc-BiliTest System for babies with placement into the first 75 hospitals over the past three months, signed an exclusive U.S. Licensing and Distribution agreement with a premier distributor, and now have received the support of Lehman Brothers in meeting our financial needs. The recent decline in the stock price was a surprising event, as we believe the pieces are now well in place, with the help of so many loyal supporters, to move forward to a new era for our Company -- one we anticipate will provide revenues, additional management, further domestic and international opportunities, and other commercial applications for our color science technology."

                   Chromatics Color Sciences is in the business of color science and has developed technologies and intellectual properties that it believes have medical applications involving monitoring of certain chromogenic diseases or disorders such as hyperbilirubinemia in newborns. The Company defines chromogenic diseases or disorders as those diagnosed or monitored by the coloration of the human skin, tissue or fluid being affected. Additional medical applications to the monitoring of hyperbilirubinemia in newborns will



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                   require additional clinical trials and FDA clearances for
                   commercial use.

                   The Company's technologies and intellectual properties also have other applications including the scientific color measurement and classification of human skin and certain color-sensitive consumer products, and in determining the color compatibility of such skin and product color classification for use in a variety of industries including the cosmetic, beauty-aid and fashion industries.

                   Certain of the matters discussed in this announcement contain forward-looking statements that involve material risks to and uncertainties in the Company's business that may cause actual results to differ materially from those anticipated by the statements made herein. Such risks and uncertainties include, among other things, the availability of any needed financing, the Company's ability to implement its long range business plan for various applications for its technologies, the Company's ability to enter into agreements with additional marketing and distribution partners, the impact of competition, the obtaining and maintaining of any necessary regulatory clearances applicable to applications of the Company's technology, management of growth and other risks and uncertainties that may be detailed from time to time in the Company's reports filed with the Securities and Exchange Commission, including those set forth in its annual report on Form 10-K for the year ended December 31, 1998, and on Form 10-Q for the quarter ended March 31, 1999.




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